Exhibit 10.4

EXECUTION COPY

INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT

dated as of

December 1, 2004

among

LEVEL 3 COMMUNICATIONS, INC.,

LEVEL 3 FINANCING, INC.,

the Subsidiaries of LEVEL 3 COMMUNICATIONS, INC. identified herein,

and

MERRILL LYNCH CAPITAL CORPORATION,

as Collateral Agent

TABLE OF CONTENTS

Page
ARTICLE I

Definitions

SECTION 1.01. Credit Agreement	2

SECTION 1.02. Other Defined Terms	2

ARTICLE II

Indemnity, Subrogation and Subordination

SECTION 2.01. Indemnity and Subrogation	4

SECTION 2.02. Contribution and Subrogation	4

SECTION 2.03. Subordination	4

ARTICLE III

Miscellaneous

SECTION 3.01. Notices	5

SECTION 3.02. Survival of Agreement	5

SECTION 3.03. Severability	5

SECTION 3.04. Applicable Law	5

SECTION 3.05. Waivers; Amendment	5

SECTION 3.06. Counterparts	6

SECTION 3.07. Termination	6

SECTION 3.08. Additional Grantors	6

SCHEDULE I — Subsidiary Guarantors

EXHIBIT A – Form of Supplement

INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT dated as of December 1, 2004, among LEVEL 3 FINANCING, INC., a Delaware corporation (the “Borrower”), LEVEL 3 COMMUNICATIONS, INC., a Delaware corporation (“Level 3”), the Subsidiaries of Level 3 identified herein and MERRILL LYNCH CAPITAL CORPORATION (“MLCC”), as administrative agent and collateral agent (in such capacity, the “Agent”).

PRELIMINARY STATEMENT

Reference is made to the Credit Agreement dated as of December 1, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Level 3, the lenders from time to time party thereto and the Agent. The Lenders have agreed to extend credit to the Borrower pursuant to, and upon the terms and conditions specified in, the Credit Agreement. The Guarantors have guaranteed and granted security interests in certain of their assets to secure the Loans and other Obligations of the Borrower under the Credit Agreement pursuant to the Guarantee Agreement and the Collateral Agreement, respectively. The obligations of the Lenders to extend credit to the Borrower under the Credit Agreement are conditioned upon, among other things, the execution and delivery of this Agreement by Level 3, the Borrower and the Guarantors. Level 3 and the other Guarantors are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement (including the preamble hereto) and not otherwise defined herein have the meanings set forth in the Credit Agreement.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Claiming Guarantor” has the meaning assigned to such term in Section 2.02.

“Contributing Guarantor” has the meaning assigned to such term in Section 2.02.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Guarantee Agreement” means the Guarantee Agreement dated as of December 1, 2004 among the Guarantors listed therein and the Collateral Agent.

“Guarantors” means Level 3 and the Subsidiary Guarantors.

“Level 3” has the meaning assigned to such term in the preamble of this Agreement.

“MLCC” has the meaning assigned to such term in the preamble of this Agreement.

“Obligations” means (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans (including any Loans pursuant to an Additional Tranche), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

“Secured Parties” means (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (e) the successors and assigns of each of the foregoing.

“Subsidiary Guarantors” means (a) the Subsidiaries identified on Schedule I1 and (b) each other Subsidiary (other than the Borrower) that becomes a party to this Agreement as a Subsidiary Guarantor.

[1]	The listed Subsidiaries will not include the Borrower.

ARTICLE II

Indemnity, Subrogation and Subordination

SECTION 2.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Subsidiary Guarantors may have under applicable law (but subject to Section 3.03), Level 3 and the Borrower agree, jointly and severally, that (a) in the event a payment shall be made by any Subsidiary Guarantor under the Guarantee Agreement, Level 3 and the Borrower shall indemnify such Subsidiary Guarantor for the full amount of such payment and such Subsidiary Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Subsidiary Guarantor shall be sold pursuant to the Collateral Agreement or any other Security Document to satisfy in whole or in part a claim of any Secured Party, Level 3 and the Borrower shall indemnify such Subsidiary Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 2.02. Contribution and Subrogation. Each Subsidiary Guarantor (a “Contributing Guarantor”) agrees (subject to Section 3.03) that, in the event a payment shall be made by any other Subsidiary Guarantor under the Guarantee Agreement in respect of any Obligation or assets of any other Subsidiary Guarantor shall be sold pursuant to the Collateral Agreement or any other Security Document to satisfy any Obligation owed to any Secured Party and such other Subsidiary Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by Level 3 and the Borrower as provided in Section 1.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Subsidiary Guarantors on the date hereof (or, in the case of a Contributing Guarantor or any other Subsidiary Guarantor becoming a party hereto pursuant to Section 3.08, the date of the Supplement hereto executed and delivered by such Contributing Guarantor or other Subsidiary Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2.02 shall be subrogated to the rights of such Claiming Guarantor under Section 2.01 to the extent of such payment.

SECTION 2.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Subsidiary Guarantors under Sections 2.01 and 2.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of Level 3, the Borrower or any Subsidiary Guarantor to make the payments required by Sections 2.01 and 2.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Subsidiary Guarantor with respect to its obligations hereunder, and each Subsidiary Guarantor shall remain liable for the full amount of the obligations of such Subsidiary Guarantor hereunder.

(b) Level 3, the Borrower and each Subsidiary Guarantor hereby agrees that all Indebtedness and other monetary obligations owed by it to the Borrower or any other Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

ARTICLE III

Miscellaneous

SECTION 3.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 3.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Agent, the other Secured Parties and each Guarantor and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding.

SECTION 3.03. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 3.04. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 3.05. Waivers; Amendment. (a) No failure or delay by any Person in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Level 3, the Borrower, the Agent and the Subsidiary Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

SECTION 3.06. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective with respect to any party hereto when a counterpart bearing the signature of such party shall have been delivered to the Collateral Agent. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 3.07. Termination. (a) This Agreement shall terminate when all the Obligations (other than wholly contingent indemnification obligations) then due and owing have been indefeasibly paid in full. This Agreement and the obligations hereunder shall terminate as to any particular Guarantor under the circumstances, at the times and in the manner set forth in Section 6.07, 6.08, 6.10 or 9.14 of the Credit Agreement, as applicable.

SECTION 3.08. Additional Guarantors. Upon the execution and delivery by the Agent and a Subsidiary of a supplement in the form of Exhibit A hereto, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Subsidiary Guarantor hereunder. The rights and obligations of each Subsidiary Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Agreement.

SECTION 3.09. Conflicts. In the event that there is a conflict between this Agreement and the Credit Agreement, the Credit Agreement shall govern.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

LEVEL 3 COMMUNICATIONS, INC., SOFTWARE SPECTRUM, INC., ELDORADO MARKETING, INC., LEVEL 3 INTERNATIONAL, INC., LEVEL 3 ENHANCED SERVICES, LLC, BTE EQUIPMENT, LLC, and (i)STRUCTURE LLC,

by	/s/ Neil J. Eckstein
	Name:	Neil J. Eckstein
	Title:	Senior Vice President and Assistant General Counsel

MERRILL LYNCH CAPITAL CORPORATION, as Agent,

by	/s/ Cecile Baker
	Name:	Cecile Baker
	Title:	Vice President